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                                                                    EXHIBIT 10-q


                              AMENDED AND RESTATED
                           DEFERRED COMPENSATION PLAN
                                FOR DIRECTORS OF
                             AMSOUTH BANCORPORATION


                                   ARTICLE I
                    Purpose: Status of Deferred Compensation
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     1.1  Purpose.  The Plan provides a method of deferring payment to a
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Director of certain compensation to which such person would otherwise be entitled under applicable resolutions of the Board of Directors of AmSouth Bancorporation ("AmSouth") in force from time to time and provides for distribution of all sums so deferred with earnings thereon in the manner and at the time hereinafter set forth. The Board of Directors of AmSouth Bancorporation or a committee thereof may designate that directors of one or more direct or indirect subsidiaries of AmSouth be considered a "Director" for purposes of this Plan.

     1.2 Any sums due under the Plan to or for the benefit of a Participant shall not be funded by AmSouth or any subsidiary thereof nor shall any asset of AmSouth or any subsidiary thereof be otherwise pledged for, subjected to legal or equitable lien or encumbrance to secure, or set aside for, the payment of any sums hereunder. Sums due hereunder shall be payable solely from the general assets of AmSouth.


                                   ARTICLE II
                    Effective Date; Manner of Participation
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     2.1  Effective Date.  The Plan shall go into effect on July 1, 1986.
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     2.2  Participation.  A Director becomes a Participant in the Plan by
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delivering to the Administrator a duly executed election form in the form attached hereto. For Directors who submit election forms prior to July 1, 1986, participation shall be effective July 1, 1986. For Directors who submit election forms at any time on or after July 1, 1986, participation shall begin on the first day of the calendar quarter following receipt of the election form by the Administrator.

     2.3  Termination of Participation.  A Director may terminate participation
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in the Plan by delivering a signed written notice to that effect to the
Administrator. Termination shall become effective at the end of the calendar quarter in which the Administrator receives the notice. Termination of participation in the Plan shall not affect amounts previously deferred; said amounts shall continue to be deferred and shall be paid in accordance with the initial election form and the terms of the Plan.
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     2.4  Participation after Termination.  In  no event shall a Director who
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has terminated participation in the Plan be entitled again to participate in the
Plan for a period of three years after the termination became effective. Such a Director may then again participate in the manner described in Section 2.2, provided, however, that the Director may not alter the payment options selected pursuant to Sections 5.1 and 5.2 in his or her initial election form.


                                  ARTICLE III
                             Deferred Compensation
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     3.1  Amounts Available for Deferral.  A Director who is a Participant may
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choose to defer under the Plan:

     (a) all or any specified portion of the retainer (if any) earned by him or her from AmSouth from time to time, or

     (b) all (but not a portion of) meeting fees paid to him or her by AmSouth,

or both. The amount chosen from time to time by a Director to be deferred is referred to in this Plan as "Deferred Compensation."

     3.2  Manner of Specifying Amount.  A Director shall, in the first election
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form submitted by him or her, specify the amount to be deferred within the limits set forth in Section 3.1.

     3.3  Changing the Amount to be Deferred.  A Director may, at any time,
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submit to the Administrator a new election form changing, within the limits specified in Section 3.1, the amounts to be deferred, provided that the specified changes shall become effective at the beginning of the calendar quarter next following receipt of said election form by the Administrator.


                                   ARTICLE IV
                         Deferred Compensation Accounts
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     4.1  Earnings on Deferred Compensation.  The Administrator shall maintain
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on its books and records an accurate account of all Deferred Compensation in a separate Account for each Participant, which shall, with respect to deferrals made on and after January 1, 1998, be deemed to be invested in "deferred" shares of AmSouth Bancorporation common stock, $1.00 par value per share ("AmSouth Stock"). Accounting for deferred shares may include fractions, but no fractional share of AmSouth Stock will be distributed to a Participant. When dividends are paid on AmSouth Stock an equivalent per share amount shall be deemed to be paid on shares of deferred stock (including any fractional share) credited to a

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Participant's Account ("Deemed Dividends"). Deemed Dividends on deferred shares will be reinvested in additional deferred stock as of the relevant dividend payment date. The number of shares of deferred stock shall be determined based on the closing price of AmSouth Stock on the day the retainer and/or meeting fees would otherwise be paid to a Director or the day the dividend is payable on shares of AmSouth Stock, as applicable.

     4.2  Statements of Account.  The Administrator shall prepare and distribute
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to each Participant a report reflecting the amounts in such Account once each calendar quarter.

     4.3  Prior Deferred Compensation.  With respect to deferrals made prior to
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January 1, 1998, each Participant who has an Account in the Plan shall be given the opportunity to make a one-time written election with respect to deferrals credited to such Participant's Account prior to December 31, 1997 ("Prior Deferred Compensation") to either (i) continue to have his or her Prior Deferred Compensation deemed to be invested in "phantom" shares of AmSouth Stock and receive at the appropriate time a cash payment of such deferrals, or (ii) have such Prior Deferred Compensation classified as deferred shares of AmSouth Stock based on the closing price of AmSouth Stock on December 31, 1997 and receive (at the appropriate time) payment for such Prior Deferred Compensation in shares of AmSouth Stock. If a Participant elects to have his or her Prior Deferred Compensation deemed to be converted into shares of AmSouth Stock, the provisions of Section 5.1(b) shall be applicable to such Prior Deferred Compensation notwithstanding the Participant's original deferral election. The provisions of
Section 5.1(b) shall not apply with respect to any Prior Deferred Compensation unless such Prior Deferred Compensation is deemed to be converted into shares of AmSouth Stock and is payable solely in shares of AmSouth Stock.

     4.4 Adjustment of Accounts.  In the event of any AmSouth Stock dividend,
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stock split, combination or exchange of shares, recapitalization or other change in the capital structure of AmSouth, corporate separation or division of AmSouth (including, but not limited to, a split-up, spin-off, split-off or distribution to AmSouth stockholders other than a normal cash dividend), sale by AmSouth of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, AmSouth share offering or event involving AmSouth and having an effect similar to any of the foregoing, the Administrator may adjust the number of shares of deferred AmSouth Stock credited to an Account, as the Administrator may determine is equitable, and any other characteristics or terms as the Administrator shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participant.


                                   ARTICLE V
                        Payment of Deferred Compensation
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     5.1  Commencement of Payment. (a)  In the first election form submitted by
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a Director to the Administrator, a Director may choose between the following

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times for payment of Benefits (which shall consist of all Deferred Compensation and all accumulated earnings thereon) to begin:

     (i) on January 15 of the year following the year in which the Director retires from or his or her service is otherwise terminated from the Board of AmSouth, or

     (ii) on January 15 of the year in which the Director attains any age selected by him or her in said first election form.

The choice so made shall be final and binding on the Director and may not be changed on any subsequently submitted election form or otherwise except as provided in (b) below. Payment shall commence on the date specified in accordance with this Section 5.1 or as soon as reasonably practicable thereafter.

     (b) Notwithstanding the foregoing provisions of this Section 5.1 or the terms of any election form made by a Participant, Benefits shall be payable immediately in a single lump sum upon a Change in Control of AmSouth, unless the Plan is maintained on substantially the same terms following a Change in Control.

     5.2  Period for Payment.  In the first election form submitted by a
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Director to the Administrator, a Director may choose between the following time periods for payment of Deferred Compensation:

     (a) in a lump sum on the January 15 specified in accordance with the provisions of Section 5.1, or

     (b) in any specified number of annual installments commencing with the January 15 specified in accordance with the provisions of Section 5.1.

     The following limitations shall apply to the administration of any election under this Subsection (b):

     (i) each annual installment will be a minimum of 100 shares even if the minimum payment amount shortens the number of annual installments otherwise elected (for example, if the Benefits totaled 750 shares and the Director had elected to be paid in eight annual installments, the Director will receive six installments of 100 shares and a final seventh installment of 150 shares),

     (ii) if at the time payment is due to commence, the amount of the Benefits is 500 shares or less, the entire amount shall be paid in a lump sum,
     (iii) the provisions of Section 5.3 concerning death of the Director shall apply , and

     (iv) if installment payments have begun at the time of a Change in Control of AmSouth, the remaining shares due to a Director shall be payable immediately in a single lump sum upon a Change in Control.

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     5.3  Effect of Death of a Participant.  Despite any provision of the Plan
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or any election or other instruction of a Participant, all shares due to be distributed under the Plan shall be distributed to the beneficiary designated by the Participant (or, in the absence of a beneficiary, to the legal representative of a Participant) in a lump sum as soon as practicable following receipt by the Administrator of written notice of the death of the Participant.

     5.4  Calculation of Installment Payments.  When  annual installments are
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due to commence under this Article V, the Administrator shall calculate the total amount of the Benefits as of December 31 of the previous year and divide said total by the number of annual installments elected by the Participant to derive the Participant's Annual Payment amount. On each January 15 until said total is completely paid, the Administrator shall pay to the Participant the Annual Payment plus such number of additional deferred shares as are attributable to Deemed Dividends credited to the Participant's Account since the immediately preceding installment payment to the Participant. In all cases, the limitations provided in Section 5.2(b) shall apply. The Annual Payment amount shall be adjusted if the number of shares in the Participant's Account is adjusted pursuant to Section 4.4.

     5.5  Form of Payment.  All Deferred Compensation deferred on and after
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January 1, 1998 shall be payable only in the form of shares of AmSouth Stock which have been credited to the Participant's Account. Prior Deferred Compensation shall be paid in the form specified in the Participant's one-time written election described in Section 4.3. At the time the final payment is to be made to a Participant any fractional share remaining in such Participant's Account shall be rounded up to the next highest whole number of shares.


                                   ARTICLE VI
                                 Miscellaneous
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     6.1  Other than the Participant and the legal representative of his or her estate, no person, whether a creditor or assignee of a Participant or of the estate of a Participant or otherwise, shall have an interest in the Plan, or the Deferred Compensation or earnings thereon; and no person, including the Participant and estates of Participants, shall have the right to demand or be entitled to payment of any sums under the Plan prior to the time payments are due in strict accordance with the terms of the Plan nor to a form of payment not otherwise due strictly in accordance with the provisions of Article V of the Plan. In amplification but not in limitation of the foregoing, before a Participant or estate of a deceased Participant actually receives any payment of any sum hereunder, no Participant or estate has the right to assign, pledge, grant a security interest in, transfer or otherwise dispose of any interest under the Plan.

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     6.2  No Director will acquire any rights or entitlement to continue as such or to any other office by or as a result or consequence, directly or indirectly, of the establishment or operation of the Plan.

     6.3 The Board of Directors of AmSouth or a committee thereof may, prospectively, amend or modify the Plan from time to time or terminate the Plan. However no amendment or termination of the Plan shall adversely affect the rights of Participants and their estates to Benefits as of the date of such amendment or termination as expressly set forth in the Plan prior to such amendment or termination.

     6.4 The Plan is governed by and construed in accordance with the laws of the State of Alabama.

     6.5 If, and to the extent that, any provision of the election form attached hereto or submitted by a Director is inconsistent with any provision of the Plan, the Plan provision shall be final and binding.

     6.6 The Plan and the obligation to pay Benefits in accordance with its terms shall be and remain the obligation of AmSouth and its successors by operation of law, merger, consolidation or other reorganization or purchase of all or substantially all of its assets.


                                  ARTICLE VII
                                  Definitions
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     Some of the terms used herein are defined in this Article; others are defined in context in the Plan.

     7.1 "Administrator" means the Controller of AmSouth Bank, unless and until the Board of Directors or Director Affairs Committee of AmSouth Bancorporation shall designate another to act as Administrator.

     7.2 "Change in Control" of AmSouth shall have the same meaning as set forth in the Executive Severance Agreements of AmSouth, as they may be amended from time to time.

     7.3 "Director" means any director of AmSouth Bancorporation or its successors and assigns or any director designated pursuant to Section 1.1; provided, however, that the term shall not include any officer or employee thereof nor any advisory director by whatever name such advisory position may be known.

     7.4 "Plan" means this Deferred Compensation Plan as the same may be hereafter amended from time to time and shall, as to a specific Director, be deemed to include that person's election form (provided for in Section 2.2 hereof), unless otherwise expressly provided to the contrary herein.

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